Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 28, 2022, with respect to the consolidated financial statements of Streamline Health Solutions, Inc. and its subsidiaries, included in its Annual Report on Form 10-K for the year ended January 31, 2022. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ FORVIS, LLP (Formerly Dixon Hughes Goodman LLP)

Atlanta, Georgia

August 31, 2022